Exhibit 99.1

TriNet Group, Inc. Commences a Fixed Price Tender Offer to Repurchase up to 5,981,308 Shares (Representing Approximately $640 million in Value of Shares)

Dublin, CA (August 1, 2023) — TriNet Group, Inc. (NYSE: TNET) (“TriNet” or the “Company”) announced today that it has commenced a fixed price tender offer (the “Tender Offer”) to repurchase for cash up to 5,981,308 shares (representing approximately $640 million in value of shares) at a price of $107.00 per share (the “Purchase Price”), less any applicable withholding taxes and without interest. The Tender Offer is expected to be funded with a combination of cash on hand, the net proceeds from a proposed private offering by the Company of senior notes that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Notes Offering”), and a drawdown of funds under the Company’s revolving credit facility, which is expected to be upsized pursuant to an amendment to be entered into on or around the closing date of the Notes Offering. On July 31, 2023, the closing price of the shares was $105.23 per share. The Tender Offer will expire at 12:00 midnight, New York City time, at the end of the day on August 28, 2023 (the “Expiration Date”), unless extended or terminated.

On July 30, 2023, the Company entered into a repurchase agreement (the “Repurchase Agreement”) with AGI-T, L.P., a Delaware limited partnership, and A-A SMA, L.P., a Delaware limited partnership (both affiliates of the Company’s largest stockholder, Atairos Group, Inc., and collectively, “Atairos”), which beneficially owned 21,450,259 shares of the Company’s common stock (representing approximately 36% of the Company’s outstanding shares) as of July 27, 2023. Pursuant to the Repurchase Agreement, the Company agreed to purchase for cash 3,364,486 shares (representing approximately $360 million in value of shares), as such number may be increased pursuant to the Repurchase Agreement, from Atairos at the Purchase Price (the “Share Repurchase”). If the Tender Offer is not fully subscribed, but at least 3,644,859 shares (representing approximately $390 million in value of shares) are properly tendered and not properly withdrawn pursuant to the Tender Offer, the 3,364,486 shares to be repurchased from Atairos pursuant to the Repurchase Agreement will be increased such that the Company repurchases from Atairos an additional number of shares equal to the difference between (i) 5,981,308 shares, which is the maximum number of shares the Company is offering to repurchase in the Tender Offer, and (ii) the number of shares the Company repurchases pursuant to the Tender Offer; provided that such increase does not cause Atairos to beneficially own less than 33% of the Company’s outstanding shares immediately following the closing of the Share Repurchase (taking into account the shares purchased in the Tender Offer), which percentage may be further reduced to 30% at Atairos’ sole discretion. If the Company decides to exercise its right to accept for purchase pursuant to the Tender Offer up to an additional 2% of its outstanding shares without extending the Expiration Date (the “Two Percent Upsize Option”), Atairos has agreed to proportionally increase the number of shares it sells pursuant to the Share Repurchase, up to an additional 429,005 shares, so as to continue to beneficially own approximately 36% of the Company’s outstanding shares immediately following the closing of the Share Repurchase (taking into account the shares purchased in the Tender Offer). If the Tender Offer is not fully subscribed and fewer than 3,644,859 shares are properly tendered and not properly withdrawn pursuant to the Tender Offer, the Company will repurchase that number of shares properly tendered and not properly withdrawn pursuant to the Tender Offer and the Company will repurchase only 3,364,486 shares from Atairos under the Repurchase Agreement. Pursuant to the Repurchase Agreement, Atairos has agreed that it will not, directly or indirectly, purchase or sell shares from the date of the Repurchase Agreement until the 11th business day after the Expiration Date. The Share Repurchase is scheduled to close on the 11th business day following the Expiration Date, or September 13, 2023. The Share Repurchase is conditioned upon, among other matters, the completion of the Tender Offer, which, in turn, is subject to certain conditions, including the Financing Condition, which is disclosed in the Offer to Purchase.

Assuming that the conditions to the Tender Offer are satisfied or waived and the Tender Offer is fully subscribed, the Company would purchase 5,981,308 shares pursuant to the Tender Offer and 3,364,486 shares pursuant to the Share Repurchase for an aggregate of 9,345,794 shares (representing approximately $1.0 billion in value of shares), representing approximately 16% of the Company’s outstanding shares as of July 27, 2023. If more than 5,981,308 shares are properly tendered in the Tender Offer and not properly withdrawn, the Company reserves the right to exercise the Two Percent Upsize Option. Unless indicated otherwise, the Offer to Purchase assumes the Company will not exercise the Two Percent Upsize Option. The Company also expressly reserves the right, in its sole discretion, to purchase additional shares of its common stock or to change the Purchase Price subject to applicable legal and regulatory requirements. Any shares tendered may be withdrawn prior to expiration of the Tender Offer. Stockholders that do not wish to participate in the Tender Offer do not need to take any action.

To tender shares, stockholders must follow the instructions described in the “Offer to Purchase” and the “Letter of Transmittal” that the Company is filing with the U.S. Securities and Exchange Commission (the “SEC”). These documents contain important information about the terms and conditions of the Tender Offer.

The Tender Offer is not conditioned upon any minimum number of shares being tendered. The Tender Offer will, however, be subject to other conditions, including the Financing Condition. The Company’s Board of Directors, the Finance and Audit Committee of the Company’s Board (the “Finance and Audit Committee”) and the members of the Company’s Board of Directors who are independent of Atairos (the “Disinterested Directors”), believe the fixed price tender offer is a mechanism that affords all stockholders with the opportunity to obtain liquidity with respect to all or a portion of their shares, without potential disruption to the share price and the usual transaction costs inherent in open market purchases and sales, and also affords stockholders the option not to participate and, thereby, to increase their relative percentage interest in the Company.

While the Board of Directors, the Finance and Audit Committee and the Disinterested Directors have each authorized the Tender Offer and the Share Repurchase, neither the Company nor any member of the Board of Directors has made, or is making, any recommendation to stockholders as to whether they should tender or refrain from tendering their shares. In addition, none of the Dealer Managers, the Information Agent, the Depositary or any of the Company’s or their respective affiliates made, or is making, any recommendation to stockholders as to whether stockholders should tender or refrain from tendering their shares. No person is authorized to make any such recommendation. Stockholders must make their own decisions as to whether to tender their shares and, if so, how many shares to tender. In doing so, stockholders should carefully read all of the information in, or incorporated by reference in, the Offer to Purchase, in the related Letter of Transmittal and in the other Tender Offer materials, including the purposes and effects of the Tender Offer. Stockholders are urged to discuss their decisions with their own tax advisors, financial advisors and/or brokers.

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The Company’s directors, executive officers and affiliates are entitled to participate in the Tender Offer on the same basis as all other stockholders. Certain of the Company’s directors and executive officers, including the Chairperson of the Board of Directors and the Chief Executive Officer, have each advised the Company that they currently intend to participate in the Tender Offer, but none of the Company’s affiliates currently intend to participate in the Tender Offer. Each of them may change their intentions at any time and no assurance can be given that any of them will or will not participate in the Tender Offer. The equity ownership of the Company’s directors, executive officers and affiliates who do not tender their shares in the Tender Offer, and the equity ownership of other stockholders who do not tender their shares pursuant to the Tender Offer, will proportionately increase as a percentage of the Company’s issued and outstanding shares following the consummation of the Tender Offer. However, pursuant to the Repurchase Agreement the Company entered into with Atairos (which is an affiliate of the Company and its director Michael J. Angelakis), assuming the Tender Offer is fully subscribed, the Company will purchase 3,364,486 shares from Atairos on the 11th business day following the Expiration Date such that Atairos would continue to beneficially own approximately 36% of its issued and outstanding shares immediately following the closing of the Share Repurchase (taking into account the shares purchased in the Tender Offer). Pursuant to the Repurchase Agreement, Atairos has agreed that it will not, directly or indirectly, purchase or sell shares from the date of the Repurchase Agreement until the 11th business day following the Expiration Date.

Morgan Stanley & Co. LLC, BofA Securities, Inc. and Truist Securities, Inc. are acting as dealer managers for the Tender Offer. The information agent for the Tender Offer is D.F. King & Co., Inc., and the depositary is Computershare Trust Company, N.A. The Offer to Purchase, the Letter of Transmittal and related documents will be mailed to registered holders. Beneficial holders will receive the Offer to Purchase and a communication from their bank, broker or custodian. For questions and information, please call the information agent toll-free at (800) 431-9643.

Certain Information Regarding the Tender Offer

The information in this press release describing the Tender Offer is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell shares in the Tender Offer. The Tender Offer is being made only pursuant to the Offer to Purchase and the related materials that the Company is filing with the SEC, and will distribute to its stockholders, as they may be amended or supplemented. Stockholders should read the Offer to Purchase and related materials carefully and in their entirety because they contain important information, including the terms and conditions of the Tender Offer. Stockholders of the Company may obtain a free copy of the Tender Offer statement on Schedule TO, the Offer to Purchase and other documents that the Company is filing with the SEC from the SEC’s website at www.sec.gov. Stockholders also will be able to obtain a copy of these documents, without charge, from D.F. King & Co., Inc., toll free at (800) 431-9643, or Morgan Securities Stanley & Co. LLC toll free at (855) 483-0952, BofA Securities, Inc. toll free at (888) 803-9655 and Truist Securities, Inc. toll free at (855) 382-6151. Stockholders are urged to carefully read all of these materials prior to making any decision with respect to the Tender Offer. Stockholders and investors who have questions or need assistance may call D.F. King & Co., Inc.

About TriNet

TriNet (NYSE: TNET) provides small and medium-size businesses (“SMBs”) with full-service industry-specific HR solutions, providing both professional employer organization and human resources information system services. TriNet offers access to human capital expertise, benefits, risk mitigation, compliance, payroll, and R&D tax credit services, all enabled by industry-leading technology. TriNet’s suite of products also includes services and software-based solutions to help streamline workflows by connecting HR, benefits, employee engagement, payroll and time & attendance. Rooted in more than 30 years of supporting entrepreneurs and adapting to the ever-changing modern workplace, TriNet empowers SMBs to focus on what matters most-growing their business and enabling their people.

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FORWARD-LOOKING STATEMENTS

This press release contains statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements, including statements concerning such things as TriNet’s ability to complete the Tender Offer on the terms and timing described herein, or at all. Forward-looking statements are often identified by the use of words such as, but not limited to, “ability,” “anticipate,” “believe,” “can,” “continue,” “could,” “design,” “estimate,” “expect,” “forecast,” “hope,” “impact,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “target,” “value,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. These statements are not guarantees of future performance, but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from our current expectations and any past results, performance or achievements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Further information on risks that could affect our results is included in our filings with the SEC, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on our investor relations website at http://investor.trinet.com and on the SEC website at www.sec.gov. Copies of these filings are also available by contacting TriNet’s Investor Relations Department at (510) 875-7201. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements in this press release, and any forward-looking statements in this press release speak only as of the date of this press release. In addition, we do not assume any obligation, and do not intend, to update any of our forward-looking statements, except as required by law.

Media Contact:	Investor Relations Contact:

Renee Brotherton / Josh Gross	Alex Bauer

renee.brotherton@trinet.com	investorrelations@trinet.com

josh.gross@trinet.com	(510) 875-7201

(408) 646-5103 / (347) 432-8300

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